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                                                                   EXHIBIT 10.25


                      The Penn Traffic Company Non-Employee
                          Directors' Stock Option Plan

         1. Purpose. The Penn Traffic Company, a Delaware corporation (the "Company"), hereby adopts this Penn Traffic Company Non-Employee Directors' Stock Option Plan (the "Plan") to provide for the granting of options to purchase ordinary stock of the Company, par value $.01 per share ("Common Shares") in order to promote the long-term growth and financial success of the Company by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company 's non-employee directors and its stockholders.

         2. Administration.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

                  (b) The Board shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and all documents executed pursuant to the Plan (including all election forms), (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

                  (c) The determination of the Board on all matters relating to the Plan or any document executed pursuant to the Plan shall be conclusive.

                  (d) No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

         3. Eligibility. Only directors of the Company who are not full-time employees of the Company or any of its subsidiaries ("Eligible Directors") shall be eligible to participate in the Plan.

         4. Shares Subject to the Plan.

                  (a) Subject to the adjustment provisions of Section 6
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below, a maximum of 250,000 Common Shares shall be issuable under the Plan. If, and to the extent that, options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised or payment made in consideration of such termination, expiration or cancellation, new awards may be granted in respect of the Common Shares covered by such terminated, expired or canceled options. In addition, in the event that Common Shares are delivered in payment of the exercise price of an option (or withholding obligation) such Common Shares shall become available for subsequent grants, including Reload Options (as defined in Section 5(a)(4) below). The granting and terms of such new awards shall comply in all respects with the provisions of the Plan.

         Common Shares sold upon the exercise of any option granted under the Plan pursuant to Section 5 may be authorized and unissued Common Shares, issued Common Shares held in the Company's treasury or shares purchased by, or on behalf of the Company in open-market or private transactions or both. There shall be reserved at all times for awards under the Plan a number of Common Shares, of either authorized and unissued Common Shares or Common Shares held in the Company's treasury, or both, equal to the maximum number of Common Shares that may be issued under the Plan.

         5. Options.

                  (a) Grant of Options

                           (1) Initial Awards. Each person who is an Eligible
Director as of the Effective Date or becomes an Eligible Director within one year of the Effective Date shall receive an option to purchase 20,000 on the date on which such Eligible Director first becomes an Eligible Director ("Initial Options").

                           (2) Subsequent Awards. Each year during the term of
the Plan, each person who is an Eligible Director on the date of the Company's annual shareholders meeting and, except with respect to the first annual meeting following the Effective Date, who has been an Eligible Director for the entire year preceding such annual meeting will automatically receive an option to purchase up to 20,000 Common Shares (or such other amount as the Board determines) for service as a director of the Company (an "Option"). Each Eligible Director who is an Eligible Director on the date of the Company's annual

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shareholders meeting but has not been an Eligible Director for the entire year preceding such annual meeting shall receive an option to purchase a portion of such 20,000 Common Shares (or such other amount) equal to the results obtained by multiplying 20,000 (or such other amount) by a fraction, the numerator of which shall be the number of full months such Eligible Director has served as an Eligible Director and the denominator of which shall be 12 ("Annual Options") provided however, that Eligible Directors who are Eligible Directors on the first annual meeting following the Effective Date shall receive an option to purchase 20,000 Common Shares (or such other amount) without regard to the number of months such Eligible Director has served as an Eligible Director. A director receiving an option pursuant to the Plan may hereinafter be referred to as an "Optionee".

                           (3) Discretionary Options. The Board shall also have
discretionary authority to award additional options to the Chairman of the Board and members of the Executive Committee, the Deputy Chairman of the Board, the Committee Chairmen and members of the Board of Directors or the Supervisory Board of any of the Company's subsidiaries, subject to the terms and conditions set forth below.

                           (4) Reload Options. Options may, in the discretion of
the Board, be granted under the Plan to permit an Optionee to reacquire any Common Shares such Optionee delivered to the Company as payment of the exercise price in connection with the exercise of an Option hereunder or to reacquire any Common Shares retained by the Company to satisfy the Optionee's withholding obligation in connection with the exercise of an Option hereunder (a "Reload Option"). The terms of such Option shall be identical in all material respects to the terms of the Option for which such Reload Option was granted and the term of the Reload Option shall expire at the same time that the term of the Option for which such Reload Option was granted was scheduled to expire; provided, however, that the option price for each Common Share granted under the Reload Option shall be the Fair Market Value of a Common Share at the time such Reload Option is granted.

                  (b) Price.

                           (i) Price. The option price of each share of Common
Shares purchasable under any Option granted pursuant to the Plan

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shall be the Fair Market Value thereof at the time the Option is granted.

                           (ii) Fair Market Value. For purposes of the Plan,
"Fair Market Value" of a Common Share shall mean as of any date:

                                    (1) the average of the closing bid prices
for the past ten consecutive trading days of the Common Shares on the Nasdaq National Market if Common Shares are approved for quotation on such system, or, if not so approved, the mean between the closing sales prices for the past ten consecutive trading days of the Common Shares on such other national exchange or over-the-counter market on which the Common Shares are principally trading on such dates, or if, there were no sales on such dates; or

                                    (2) in the event there shall be no public
market for the Common Shares, the fair market value of the Common Shares as determined in good faith by the Board of Directors.

                  (c) Vesting and Exercisability.

                           (i) Vesting of Options. Each Option granted to an
Optionee hereunder shall vest and become exercisable in accordance with the option agreements or grant letters pursuant to which such options are issued.

                           (ii) Duration of Options. Notwithstanding any
provision of the Plan to the contrary, the unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                                    (a) The expiration of ten years from the
date on which such Option was granted; or

                                    (b) Such earlier date after such Optionee no
longer is an Eligible Director as the Board may reasonably determine.

                  (d) Exercise of Options.

                           (i) An Option granted under the Plan shall be

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deemed exercised when the person entitled to exercise the Option:

                                    (1) delivers written notice to the Company
at its principal business office, directed to the attention of Chairman of the Board, of the decision to exercise; and

                                    (2) concurrently tenders to the Company full
payment for the Common Shares to be purchased pursuant to such exercise in U.S. dollars.

                           (ii) Payment for Common Shares with respect to which
an Option is exercised may be made in cash or its equivalent, or (x) by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by the Optionee for at least 6 months), (y) subject to such rules as may be established by the Board of Directors, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (z) with the consent of the Board of Directors in its sole discretion, by the promissory note and agreement of the Optionee providing for the payment with interest of the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any therefor) as the Board of Directors may determine, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such shares of Common Stock so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

                  (e) Transferability of Options.

                           (1) Subject to subsection 2 below, each Option shall
be exercisable only by the Optionee during the Optionee's lifetime, or, if permissible under applicable law, by the Optionee's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Optionee otherwise than by will or by the laws of descent and distribution or, if inapplicable, transmission on death in accordance with the By-Laws of the Company and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall

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be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                           (2) Notwithstanding the foregoing, the Board may in
the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder may be transferred by the Optionee without consideration, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to:

                           (A) any or all of the Optionee's spouse, children or
                               grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                           (B) a trust solely for the benefit of the Optionee
                               and/or his or her Immediate Family (a "Family Trust"); or

                           (C) a partnership or limited liability company whose
                               only partners, shareholders or members are the Optionee and/or his or her Immediate Family members and/or a Family Trust;

                  (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted Transferee"); provided that the Optionee gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.

                  The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an Optionee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall

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                  not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted
                  Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Board determines that such a registration statement is necessary or appropriate, (c) the Board or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Optionee under the Plan or otherwise and (d) the consequences of termination of the Optionee's employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

                  (f) Rights of Optionee. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the Common Shares subject to an option until certificates for such Common Shares shall actually have been issued upon the due exercise of such option. Unless the Board of Directors otherwise determines in accordance with Section 6 below, no adjustment shall be made for any regular cash dividend for which the record date is prior to the date of such due exercise and full payment for such Common Shares has been made therefor.

                  (g) Form of Agreements with Optionees. Each Option granted pursuant to the Plan shall be evidenced by an individual agreement ("Award Agreement") in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Board of Directors shall provide for such Option. In the event that any provisions of an Award Agreement differ from the terms of the Plan, the Plan provisions shall govern.

                  (h) Purchase for Investment. Whether or not the Options and Common Shares covered by the Plan have been registered under the United States Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation

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in writing that such person is acquiring such Common Shares for investment and not with a view to, or in connection with, the sale, transfer or distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any Common Shares issued or transferred to the Optionee upon the exercise of any Option granted under the Plan.

         6. Adjustment Upon Changes in Capitalization, Etc. In the event that the Board of Directors determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Board of Directors in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Common Shares of the Company available for issuance under the Plan with respect to which Options may be granted, (ii) the number of Common Shares subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option.

         7. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares of Common Stock and other types of compensatory awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         8. No Right to Continued Director Status. The grant of an Option shall not be construed as giving an Optionee the right to continue to serve as an Eligible Director or otherwise be retained in the employ of, or in any consulting relationship to, the Company or any of its affiliates. Further, the

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Company or its affiliates may at any time dismiss an Optionee from such director status or employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

         9. No Rights as Stockholder. Subject to the provisions of the applicable Option Agreement, no Optionee or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any shares of Common Stock or other securities to be distributed under the Plan until he or she has become the holder of such shares or other securities.

         10. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of Delaware.

         11. Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, entity or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Board of Directors, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board of Directors, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, entity or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         12. Other Laws. The Board of Directors may refuse to issue or transfer any shares of Common Stock or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such shares of Common Stock or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Securities Exchange Act of 1934, and any payment tendered to the Company by an Optionee, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Optionee, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board of Directors in its sole discretion has determined that any such

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offer, if made, would be in compliance with all applicable requirements of the
U.S. federal securities laws.

         13. No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its affiliates and an Optionee or any other person or entity. To the extent that any person acquires a right to receive payments from the Company or any of its affiliates pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any of its affiliates.

         14. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Board of Directors shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         15. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         16. Amendment/Termination. The Plan may be terminated or amended at any time by the Board of Directors; provided, however, that (i) any such amendment shall comply with all applicable laws and applicable stock exchange listing requirements and (ii) no such termination or amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and provided that no termination or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to any Option previously granted under the Plan.

         17. Withholding.

                  (i) An Optionee may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from the settlement of any Option granted hereunder or from any compensation or other

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amount owing to an Optionee the amount (in cash, shares of Common Stock, other securities, or other property) of any applicable withholding taxes in respect of an Option, its exercise or any payment or transfer under an Option or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                  (ii) Without limiting the generality of clause (i) above, an Optionee may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Optionee (which are not subject to any pledge or other security interest and which have been owned by the Optionee for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

                  (iii) The Company may, as a condition of Option exercise, require that satisfactory arrangements have been made in advance to satisfy all tax withholding obligations.

         18. Term of the Plan.

                  (a) Effective Date. The Plan shall be effective as of June 29, 1999.

                  (b) Expiration Date. No Option shall be granted under the Plan after ten years from the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board of Directors to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after ten years from the Effective Date.